EXHIBIT 10.1

                                   ----------

                                 LOAN AGREEMENT

                                     Between

                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.,
                                as the Borrower,

                                       and

                               COMMERCEBANK, N.A.,
                                  as the Lender

                                   ----------

                         Dated as of September 23, 1999


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                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is executed and entered into as of September 23, 1999 by and between COMMERCEBANK, N.A. (the "Lender"), and ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation (the "Borrower"). Each capitalized term used herein and not otherwise defined shall have the meaning ascribed thereto in Article 1 hereof.

                              W I T N E S S E T H :

         WHEREAS, the Lender wishes to lend to the Borrower, and the Borrower wish to borrow from the Lender $3,500,000 in the form of a line of credit secured by certain personal property of Borrower.

         NOW, THEREFORE, for mutual and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree with each other as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1 DEFINED TERMS. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ADVANCE" shall mean an advance of proceeds of the Line of Credit to the Borrower pursuant to this Agreement, on any given Advance Date.

         "ADVANCE DATE" shall mean the date as of which an Advance is made.

         "ADVANCE REQUEST" shall mean the written request for an Advance under the Line of Credit as identified in Section 2.2 hereof.

         "AFFILIATE" shall mean, with respect to any Person, any Person directly or indirectly controlling or controlled by the Person; any Person under common control with the Person any Person for whom the Person serves as general partner, and any Subsidiary of such Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean this Loan Agreement, as the same may be amended, renewed, modified and supplemented from time to time.

         "AGREEMENT DATE" shall mean the date of this Agreement as indicated on page one of this Agreement.

         "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, treaties, rules, regulations, guidelines, directives and orders of Governmental Authorities applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or any of its property is bound.

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         "AUTHORIZED SIGNATORY" shall mean the President and such other senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower.

         "BORROWER" shall mean Advanced Electronic Support Products, Inc. and its permitted successors and assigns.

         "BORROWING BASE" shall have the meaning set forth in Section 2.2(b) hereof.

         "BUSINESS DAY" shall mean a day on which banks are not authorized or required to be closed in Fort Lauderdale, Florida.

         "CAPITALIZED LEASE OBLIGATION" shall mean that portion of any obligation of a Person as lessee under a lease which at the date of determination would be required to be capitalized on the balance sheet of such lessee in accordance with generally accepted accounting principles.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" shall mean all personal property and other collateral from time to time assigned, mortgaged or pledged by the Borrower or any other Person to the Lender as security for the Loan.

         "COLLATERAL DOCUMENTS" shall mean, without limitation, the Security Agreement and all UCC financing statements.

         "COMMITMENT LETTER" shall mean that certain letter agreement dated July 16, 1999 among the Lender, the Borrower and the Guarantors.

         "DOMESTIC ACCOUNTS RECEIVABLE" shall be accounts receivable of the Borrower due on account of deliveries to be made within the United States.

         "DOMESTIC ELIGIBLE ACCOUNTS RECEIVABLE" shall mean at any date of determination thereof (which date shall be in Lender's sole reasonable discretion) all Domestic Accounts Receivable of the Borrower which are Eligible Receivables and which are not Eligible Insured Domestic Accounts Receivable.

         "ELIGIBLE DOMESTIC INVENTORY" shall be Eligible Inventory which is physically located in the State of Florida.

         "ELIGIBLE FOREIGN ACCOUNTS RECEIVABLE" shall mean at any date of determination thereof (which date shall be selected in Lender's sole reasonable discretion) all Foreign Accounts Receivable of Borrower which are Eligible Receivables and which are not Eligible Insured Foreign Accounts Receivables. There shall be excepted from Eligible Foreign Accounts Receivable all receivables from Subsidiaries or Affiliates of Borrower.

         "ELIGIBLE INSURED DOMESTIC ACCOUNTS RECEIVABLE" shall mean, at any date of determination thereof, (which date shall be at Lender's sole reasonable discretion) Domestic Accounts Receivable of Borrower which are Eligible Receivables and are insured in full by a policy issued by a credit insurance company reasonable satisfactory to Lender whose policy terms are reasonably satisfactory to Lender.

         "ELIGIBLE INSURED FOREIGN ACCOUNTS RECEIVABLE" shall mean, at any date of determination thereof, (which date shall be at Lender's sole reasonable discretion) Foreign Accounts Receivable of Borrower which are Eligible Receivables and are insured in full by a policy issued by a credit insurance company reasonable satisfactory to Lender whose policy terms are reasonably satisfactory to Lender.

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         "ELIGIBLE INVENTORY" shall mean finished goods inventory of Borrower in which Lender has a perfected first priority security interest, subject only to Permitted Liens, reduced by the amount of the obsolescence reserves (if any) shown on the consolidated financial statements of Borrower, and excluding (without duplication):

                  (a) Inventory that is subject to any lien other than the lien in favor of Bank;

                  (b) Inventory that is obsolete, damaged, unsalable or otherwise unfit for use;

                  (c) Inventory constituting raw materials, work-in-process or is in transit;

                  (d) Inventory, that is on consignment or Inventory that is packaging materials, packing supplies and other similar types of goods, as determined by Lender in its sole discretion; and

                  (e) Inventory that is otherwise deemed unacceptable by Lender in its reasonable discretion provided such discretion is exercised in good faith.

         "ELIGIBLE RECEIVABLES" shall mean Receivables of the Borrower in which Lender has a perfected first priority security interest (subject only to Permitted Liens) and which meet the following requirements at the time the Receivable is created and continues to meet such requirements until the Receivable is collected:

                  (a) The Receivable is due not more than (90) days from the invoice date thereof;

                  (b) Fifty percent (50%) of any Receivables due from one Receivable Debtor if and to the extent such Receivables constitute ten percent (10%) or more of all Receivables.

                  (c) The Receivable is not a portion of a Receivable from one Receivable Debtor to the extent in excess of twenty percent (20%) of all Receivables.

                  (d) The Receivable is not an intercompany receivable.

                  (e) The Receivable arose from the performance of services or an outright sale of Goods (as defined in the Security Agreement) by Borrower, such goods have been shipped to the Receivable Debtor; and Borrower have possession of, or has delivered to Lender if required by Lender, shipping and delivery receipts evidencing such shipment (a Receivable that is subject to a "price protection" or "stock rotation agreement" shall be eligible but shall qualify only to the extent of the amount actually owed at the applicable time under the terms os such agreements by the applicable Receivable Debtor);

                  (f) The Receivable is not subject to any Lien (subject only to Permitted Liens), and Borrower has not made and will not make any further assignment thereof or create any further security interest therein, nor permit Borrower's rights therein to be breached by attachment, levy, garnishment or other judicial process (a Receivable that is subject to a "price protection" or "stock rotation agreement" shall be eligible but shall qualify only to the extent of the amount actually owed at the applicable time under the terms os such agreements by the applicable Receivable Debtor);

                  (g) The Receivable is not subject to set-off, credit, allowance or adjustment by the Receivable Debtor, except any discount allowed for prompt payment, and the Receivable Debtor has not complained as to its liability thereon and has not returned any material portion of the Goods from the sale of which the Receivable arose;

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                  (h) The Receivable arose in the ordinary course of Borrower's business and did not arise from the performance of services or a sale of Goods between the Borrower and to an employee of Borrower or Subsidiary or Affiliate of Borrower;

                  (i) No notice of bankruptcy, insolvency or receivership of the Receivable Debtor has been received by or is known to Borrower;

                  (j) The Receivable is not owed by the United States; and

                  (k) Lender has not notified the Borrower that the Receivable or Receivable Debtor is unsatisfactory to Lender in its reasonable discretion.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time, and all rules and regulations from time to time promulgated thereunder.

         "ERISA AFFILIATE" shall mean any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414(b) or 414(c) of the Code.

         "EVENT OF DEFAULT" shall mean any of the events, acts, conditions or occurrences specified in Section 6.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

         "FINANCIAL STATEMENTS" shall mean, for any Person and for any period, the consolidated balance sheet of such Person prepared by an independent certified public accountant as of the end of such period (if such period is a fiscal year, and if not prepared by that persons internal staff) and the related consolidated statements of income of such Person, for such period and for the elapsed portion of the fiscal year ended with the last day of such period, which shall be in comparative form with respect to the consolidated financial results of such Person for the corresponding period of the preceding fiscal year, and which shall be certified by the President of such Person to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with generally accepted accounting principles consistently applied, the consolidated financial position of such Person as of the end of such period and the consolidated results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments and a lack of footnotes with respect to internal company prepared statements.

         "FOREIGN ACCOUNTS RECEIVABLE" shall be accounts receivable of Borrower due on account of deliveries to be made outside of the United States.

         "GUARANTORS" shall mean Slav Stein and Roman Briskin, each individual residents of the State of Florida.

         "GUARANTY" shall mean the guaranty agreements of even date herewith executed and delivered by each Guarantor in favor of Lender.

         "GOVERNMENTAL ACTION" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any properties of the Borrower.

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         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, any municipality, any court and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "INDEBTEDNESS" shall mean, with respect, to any Person, (a) all items, except items of shareholders and partners equity or capital stock or surplus, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, and (b) to the extent not otherwise included, all Capitalized Lease Obligations of such Person.

         "INDEBTEDNESS FOR MONEY BORROWED" shall mean, with respect to any Person, all money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit (excluding accounts payable incurred in the ordinary course of business), all obligations evidenced by bonds, debentures, notes or other similar instruments (including, without duplication, reimbursement obligations in respect of letters of credit issued in connection with other Indebtedness), all Indebtedness upon which interest charges are customarily paid, and all Indebtedness issued or assumed as full or partial payment outside the ordinary course of business for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed.

         "INSURANCE REQUIREMENTS" shall mean all terms and conditions of any insurance policy to be maintained by the Borrower pursuant to any Loan Document, and all requirements of the issuer of any such policy.

         "LENDER" shall mean Commercebank, N.A., any Person to which all or a portion of any Loan is assigned or participated in accordance with Section 7.3 hereof and their permitted successors and assigns.

         "LENDER'S OFFICE" shall mean the office of the Lender located at 220 Alhambra Circle, Coral Gables, Florida 33134, or such other office or offices as may be designated pursuant to the provisions of Section 7.1 hereof.

         "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "LINE OF CREDIT" shall mean the amount advanced by the Lender under the Line of Credit Note in accordance with the terms of such note and Section 2.2 of this Agreement.

         "LINE OF CREDIT MATURITY DATE" shall mean September 2, 2000 or such earlier date as payment of the Line of Credit shall be due and payable in full, whether by mandatory prepayment, acceleration or otherwise.

         "LINE OF CREDIT NOTE" shall mean that certain promissory note of even date herewith in the aggregate principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) executed and delivered by the Borrower to the Lender, whereby the Borrower are obligated to repay the Line of Credit to the Lender, as the same may be amended or supplemented from time to time.

         "LOAN DOCUMENTS" shall mean, without limitation, this Agreement, the Line of Credit Note, each Guaranty, each Stock Pledge Agreement, the Commitment Letter, all legal opinions of counsel to the Borrower in connection herewith, and all other documents, instruments, certificates and agreements executed or delivered

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by the Borrower or its Affiliates in connection with or contemplated by any of such instruments. In the event of any conflict between the terms of the Commitment Letter and this Agreement, the terms of this Agreement shall control.

         "LOAN GUARANTY" OR "LOAN GUARANTEES" shall mean and include, without duplication, (i) a guaranty, direct or indirect, in any manner, of any part or all of an obligation, (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of an obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, (iii) any indirect obligation secured by any Lien to which any property or asset owned by the Borrower is subject, whether or not the obligation secured thereby shall have been assumed by the Borrower, and (iv) any residual or recourse liability of the Borrower with respect to the obligations of any Person beyond the Borrower's initial investment in such Person, including, without limitation, any net worth maintenance or similar arrangement whereby any obligation to contribute to any Person is created. In determining the amount of any Guaranty, the amount of such Guaranty shall equal the maximum principal amount which could be outstanding under the terms of the documents evidencing such debt from time to time.

         "MATERIAL" and "MATERIALLY" shall mean, with respect to any Person, material to (i) the consolidated financial position, business, assets or consolidated results of operations of such Person, (ii) the ability of such Person to perform its obligations under the Loan Documents, or (iii) the value or condition of any property or business of such Person taken as a whole.

         "MATERIALLY ADVERSE EFFECT" shall mean, with respect to any Person, any Materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of such Person, or the ability of such Person to own and operate its properties or to perform its obligations under the Loan Documents.

         "MAXIMUM LINE OF CREDIT AMOUNT" shall mean Three Million Five Hundred Thousand Dollars ($3,500,000) or such greater amount as the Lender may consent to in writing from time to time.

         "MAXIMUM RATE" shall mean the maximum rate or amount of interest allowed by Applicable Law.

         "MULTIEMPLOYER PLAN" shall have the meaning assigned to such term in
Section 3(37) of ERISA or Section 414(f) of the Code.

         "NECESSARY AUTHORIZATIONS" shall mean all authorizations, consents, permits, approvals, licenses and exemptions from, and all filings and registrations with, and all reports to, any governmental or other regulatory authority, whether federal, state or local, and all agencies thereof, necessary, appropriate or useful for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower.

         "OBLIGATIONS" shall mean (i) all payment and performance obligations of the Borrower and Borrower's Affiliates under any Loan Document to or for the benefit of the Lender, and (ii) the obligation to pay an amount equal to the amount of any and all damage (other than lost profits) which the Lender may suffer by reason of a breach by the Borrower or any other Persons of any obligation, covenant or undertaking with respect to any Loan Document not otherwise included in clause (i).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERMITTED LIENS" shall mean, as applied to any Person:

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                  (i) Liens in favor of the Lender given to secure the
Obligations;

                  (ii) Liens for real estate taxes not yet delinquent and Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto which remain unstayed or otherwise unbonded for a period of thirty (30) days after their commencement;

                  (iii) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith and for which reserves or appropriate provisions, if any, as shall be required by generally accepted accounting principles, shall have been made therefor;

                  (iv) Liens incurred in the ordinary course of business for worker's compensation, social security and unemployment insurance and statutory obligations;

                  (v) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (vi) Liens on leasehold improvements under applicable landlord lien laws and landlord's liens; and

                  (vii) Liens of record as of the Agreement Date as set forth on
Schedule 1 attached hereto and approved by the Lender in its sole discretion.

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust or unincorporated organization or a government, or any agency or political subdivision thereof.

         "PLAN" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA or any other plan maintained for employees of the Borrower or any Affiliate which is covered by ERISA.

         "PROHIBITED TRANSACTION" shall mean any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

         "RECEIVABLE DEBTOR" shall mean the Person obligated to make payment to a Borrower on a Domestic Accounts Receivable and Foreign Accounts Receivable.

         "RECEIVABLES" shall have the meaning assigned in the Security
Agreement.

         "REPORTABLE EVENT" shall have the meaning given to such term in Section 4043 of ERISA and the Regulations thereunder.

         "REQUIREMENT OF LAW" shall mean all Applicable Law, now or hereafter enacted and in force, affecting any assets or properties of the Borrower, or the demolition, construction, use or alteration thereof, including any that require repairs, modifications or alterations in or to any assets or properties of the Borrower or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. /section/ 1201 ET. SEQ. and any other similar Applicable Law, and any that may relate

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to Environmental Laws or any requirements thereof, and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Borrower affecting any assets or properties of the Borrower and any easements, licenses or other agreements entered into pursuant to this Agreement.

         "SECURITIES LAWS" shall mean the Securities Act of 1933, as amended, the securities or blue sky laws of any applicable state or other jurisdiction and any rules or regulations promulgated thereunder.

         "SECURITY AGREEMENT" shall mean that certain security agreement of even date herewith between Borrower, as debtor, and Lender, as secured party.

         "STATED RATE" shall mean the rate or amount of interest due or payable hereunder or under the Note.

         "STOCK PLEDGE AGREEMENT" shall mean each security agreement and agreement for a pledge of stock of even date herewith executed and delivered by a Guarantor in favor of Lender

         "SUBSIDIARY" shall mean as to any Person, any corporation, association or other business entity a majority (by number of votes) of the shares of stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, if the holders of the shares of stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such business entity, even though the right to so vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of such business entity, whether or not the right to so vote exists by reason of the happening of a contingency.

         "TANGIBLE NET WORTH" shall be defined as total assets of the Borrower's minus total liabilities of the Borrower less the amount of intangibles (including, without limitation, goodwill, non-compete agreements, trade names, and shareholder loans, etc.) determined on a consolidated basis.

         "TAX" shall mean any tax, duty, levy, impost, assessment or other governmental charge imposed by any Governmental Authority.

         "WRITTEN" OR "IN WRITING" shall mean any form of written communication, including written communication by telecopier or telex.

         SECTION 1.2 INTERPRETATION. Each definition of an agreement in this
Article 1 shall include such agreement as modified, amended, restated or supplemented from time to time by the Lender and the Borrower, and except where the context otherwise requires, the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to this Agreement or any Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of Florida on the date hereof and which are not otherwise defined herein shall have the meanings as set forth therein.

         SECTION 1.3 CROSS REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to the term "hereof" or "herein" or to any Article or Section are references to this Agreement or such other Loan documents or such Article or Section of this Agreement or such other Loan Document, as the case may be. Unless otherwise specified, references in any Article, Section or definition to the term "hereof" or "herein" or to any clause are references to this Agreement or such other Loan Document, as the case may be, or to such clause of such Article, Section or definition.

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                                    ARTICLE 2

                                      LOANS

         SECTION 2.1 USE OF PROCEEDS. The Borrower agrees that the loan proceeds of the loan shall be utilized upon the terms and subject to the conditions of the Loan Documents, and utilized to pay off Borrower's existing secured line of credit with SunTrust Bank, Miami, N.A. and to finance accounts receivable and inventory of the Borrower and for other general working capital purposes.

         SECTION 2.2 THE LINE OF CREDIT.

                  (a) REVOLVING LINE OF CREDIT. At the Borrower's request, Lender shall make advances to the Borrower equal to a total principal amount not to exceed lessor of: (i) the maximum Line of Credit Amount, or (ii) the Borrowing Base. The Line of Credit shall be evidenced by and payable in accordance with the terms of the Line of Credit Note in the face amount of the Maximum Line of Credit Amount. The Line of Credit Note shall evidence the outstanding principal balance of the Line of Credit, as it may change from time to time. The principal balance of the Line of Credit, or so much thereof as may be advanced, shall be payable in full on the Line of Credit Maturity Date. Advances under the Line of Credit shall be subject to the following terms:

                           (i) Advances of proceeds of the Line of Credit shall
be limited to the Maximum Line of Credit Amount at any time outstanding;

                           (ii) Should there occur any overdraft of any deposit
receivable maintained by the Borrower with the Lender, the Lender may, at its option, disburse funds (whether or not in excess of the Maximum Line of Credit Amount) to eliminate such overdraft and such disbursement shall be deemed an Advance of Line of Credit proceeds hereunder entitled to all of the benefits of the Loan Documents. Nothing herein shall be deemed an authorization of or consent to the creation of an overdraft in any receivable or create any obligation to make such advances on the part of the Lender;

                           (iii) All Advances by the Lender to or for the
receipt of the Borrower, whether or not in excess of the Maximum Line of Credit Amount, shall be considered part of the Indebtedness under the Line of Credit Note, shall bear interest as provided in the Line of Credit Note, and shall be entitled to all rights and benefits hereunder and under all other Loan Documents; and

                           (iv) The Borrower shall not request and the Lender
will not be required to consider requests for Advances after the Line of Credit Maturity Date; provided that the Lender may in its discretion extend such date in writing and further provided that the repayment obligations of the Borrower for Advances made by the Lender after such date (as it may be extended) shall be binding on the Borrower and any Guarantor or other persons liable for any Indebtedness to the same extent as obligations with respect to Advances made prior to such date.

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                  (b) LIMITATIONS ON ADVANCES. The outstanding balance of the
Line of Credit may increase and decrease from time to time, and Advances thereunder may be repaid and reborrowed, but the total of Advances outstanding at any one time under the Line of Credit shall never exceed the lesser of:

                           (i) The Maximum Line of Credit Amount; and

                           (ii) The "Borrowing Base," which shall be the
aggregate of the following:

                                    (1)     Fifty percent (50%) of Eligible
                                            Domestic Inventory; provided,
                                            however, that this portion of the
                                            Borrowing Base, after the
                                            application of such limitation,
                                            shall not exceed One Million Seven
                                            Hundred Fifty Thousand Dollars
                                            ($1,750,000.00) ;

                                    (2)      Ninety-Five Percent (95%) of
                                             Eligible Insured Domestic Accounts
                                             Receivable;

                                    (3)      Eighty Percent (80%) of Domestic
                                             Eligible Accounts Receivable;

                                    (4)      Ninety Percent (90%) of Eligible
                                             Insured Foreign Accounts
                                             Receivable; and

                                    (5)      Fifty Percent (50%) of Eligible
                                             Foreign Accounts Receivable.

Notwithstanding the definition of Borrowing Base above, the portion of the Borrowing Base under items (b)(ii)(3) and (5) above with respect to uninsured Receivables shall not exceed Five Hundred Thousand Dollars ($500,000.00) (after the application of the stated percentage limitation).

In the event that the outstanding Advances exceed the lesser of (i) the Maximum Line of Credit Amount, or (ii) the Borrowing Base, then the Borrower shall within ten (10) calendar days cure such deficiency by either pledging additional collateral to Lender or paying down the Line of Credit in an amount at least equal to such deficiency.

                  (c) CASH COLLATERAL ACCOUNT. All proceeds of the Receivables and other monies collected by the Borrower shall be deposited in a DDA cash collateral account (the "Cash Collateral Account") with Lender. The Cash Collateral Account shall be swept each Business Day by Lender and the other proceeds shall be applied to reduce the Line of Credit or if there are no outstandings under the Line of Credit, the proceeds shall be deposited in the Borrower's DDA operating account.

                  (d) NOTICE AND MANNER OF BORROWING. Unless another satisfactory procedure for disbursements is agreed upon in writing by the parties, the following procedure will be used for disbursement of proceeds of the Line of Credit. The Borrower shall deliver a written and signed Advance Request to the Lender not later than 12:00 noon, Miami time, on the Business Day of the proposed Advance Date, in the form attached hereto as Exhibit A, setting forth the amount of the requested Advance, setting forth the Borrowing Base as of the date of the last Borrowing Base certificate required to be delivered hereunder and a reconciliation from the previous Advance Request (or monthly report) of Advances and payments of principal hereunder, specifying the date, and the amount of the proposed Advance of proceeds, and providing such other information as the Lender may reasonably require.

                  (e) AUDITS. The Borrowing Base shall be subject to "Red Flag" audits conducted by an auditor selected by Lender at Borrower's expense. In the absence of an Event of Default, Lender may conduct not more than five (5) such audits in any twelve month period at Borrower's expense. The audit shall be conducted in a manner satisfactory to Lender in its sole discretion and shall confirm Borrower's compliance with the requirements of this Agreement.

                  (f) CALCULATION OF INTEREST. All interest under the Note or hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 method), unless the Lender shall otherwise elect.

         SECTION 2.3 WITHHOLDING; SETOFF. All payments of principal, interest and any other sums due under this Agreement and any other Loan Document shall be made in the amounts required without reduction, setoff or counterclaim by the Borrower, notwithstanding the assertion of any right of recoupment or setoff or of any counterclaim by the Borrower, and without any deduction or withholding by the Borrower for or on receivable of any present or future Taxes.

         SECTION 2.4 APPLICATION OF PAYMENTS. Payments made to the Lender, or otherwise received by the Lender (from realization on any Collateral for the Obligations or otherwise), shall be distributed as follows: FIRST, to the costs and expenses, if any, incurred by the Lender in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; SECOND, to the fees, if any, then due and payable hereunder or under any other Loan Document; THIRD, to any unpaid interest which may have accrued on the Obligations; FOURTH, to any unpaid principal of the Obligations; FIFTH, to any other Obligations not otherwise referred to in this Section; SIXTH, to damages other than lost profits incurred by the Lender by reason of any breach hereof or of any other Loan Documents; and SEVENTH, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.

         SECTION 2.5 SECURITY FOR THE LOAN. The Loans shall be secured by the following instruments as to the Collateral and in the manner set forth therein:

                  (a)      UCC Financing Statements;

                  (b)      Security Agreement; and

                  (c)      Guaranties.

         SECTION 2.6 CONDITIONS PRECEDENT TO FUNDING. The Lender's obligation to initially fund the Line of Credit is subject to the conditions precedent described in this Agreement and the commitment letter, and includes, without limitation, the following:

                  (a) The Borrower's and the Guarantor's execution and delivery of all of the Loan Documents to which they are a party;

                  (b) Delivery of the Borrower's and the Guarantor's counsel's legal opinion in form and substance satisfactory to the Lender and Lender's counsel; and

                  (c) Delivery of the other information and documentation required under the Commitment Letter, this Agreement and/or as is described in the closing checklist delivered to the Borrower; and

                  (d) Payment in full to the Lender of the Commitment Fees described in the Commitment Letter, and payment of all of the Lender's reasonable costs and expenses, including without limitation, payment of the Lender's counsel's legal fees and costs.

         SECTION 2.7 CONDITIONS PRECEDENT TO EACH LINE OF CREDIT ADVANCE. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Line of Credit Advance Request:

                  (a) ADVANCE REQUEST. The Borrower shall have delivered to the Lender an Advance Request and other information, as required under in Section 2.2.

                  (b) NO DEFAULT. No default shall have occurred and be continuing or will occur upon the making of the Advance in question and the Borrower shall have delivered to the Lender an officer's certificate to such effect, which may be incorporated in the Advance Request.

                  (c) CORRECTNESS OF REPRESENTATIONS. All representations and warranties made by the Borrower and any Guarantor herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and the Borrower shall have delivered to the Lender, an officer's certificate to such effect, which may be incorporated in the Advance Request.

                  (d) NO ADVERSE CHANGE. There shall have been no Material Adverse Effect with respect to the condition, financial or otherwise, of the Borrower or any Guarantor from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

                  (e) PERIODIC REPORT. The Lender shall have received a current Report as required by Section 4.2 sufficient in form and substance to calculate and verify the Borrowing Base.

                  (f) FURTHER ASSURANCES. The Borrower shall have delivered such further documentation or assurances as the Lender may reasonably require.

         SECTION 2.8 DEBIT FOR INTEREST AND EXPENSES. The Lender may debit the Cash Collateral Account and/or make Advances to the Borrower (whether or not in excess of the Maximum Loan Amount and/or the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which the Lender may be entitled from time to time and the Lender is hereby irrevocably authorized to do so without consent of the Borrower.

                                    ARTICLE 3

                             GENERAL REPRESENTATIONS
                                  AND COVENANTS

         The Borrower hereby makes the following representations and warranties as of the date hereof and further makes the following covenants and agreements throughout the term hereof and so long as any Obligations remains outstanding:

         SECTION 3.1 INCORPORATION AND QUALIFICATION. The Borrower is, and will remain, a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is, and will become or remain, duly qualified, authorized to do business and in good standing in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

         SECTION 3.2 POWER AND AUTHORITY. The Borrower has, and will maintain its corporate, power and authority to own its properties and to conduct its businesses as now and hereinafter proposed to be conducted, including, without limitation, the power and authority to enter into this Agreement and the Loan Documents and to consummate the transactions contemplated hereby, and thereby.

         SECTION 3.3 AUTHORIZATION AND ENFORCEABILITY. The Borrower has duly authorized, and will duly authorize, the execution, delivery and performance of this Agreement and the Loan Documents and the consummation of the transaction contemplated hereby by all necessary corporate action on the part of the Borrower, has executed and delivered, and will execute and deliver, this Agreement and the Loan Documents, and this Agreement and the Loan Documents are, and will be and remain, valid, binding and enforceable against the Borrower in accordance with their terms.

         SECTION 3.4 CONSENTS AND APPROVALS. The Borrower has obtained, and will obtain and maintain, each and every consent, approval, authorization, permit, license, franchise, patent, copyright, trademark, trade name or similar action, and has effected, and will effect or maintain, any filing or registration or similar action, required by any Governmental Authority or other Person or necessary in connection with the ownership of its properties or the conduct of its businesses, including, without limitation, in connection with the execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby and is not in violation, and will not cause or permit any violation of any of the foregoing or of any valid rights of other Persons in any of the foregoing, except where the failure thereof would have a material adverse effect on Borrower.

         SECTION 3.5 LEGAL COMPLIANCE. The Borrower has complied, and will comply, in all material respects with all Applicable Laws, including, without limitation, ERISA, tax laws, labor and employment laws, Environmental Laws, securities laws, zoning laws, and other laws, in connection with the ownership of its properties or the conduct of its businesses, including, without limitation, in connection with the execution, delivery and performance of this Agreement and the Loan Documents, the consummation of the transaction contemplated hereby and thereby.

         SECTION 3.6 PAYMENT AND PERFORMANCE. The Borrower has paid and performed, and will pay and perform, in all material respects, each and every payment and performance obligation of any Applicable Law, regulation, judgment decree or order of any Governmental Authority, and of the Certificate or Articles of Incorporation or By-Laws of the Borrower, and of any indenture, agreement or other instrument to which the Borrower is, or becomes, a party or by which its properties are, or become, bound, including, without limitation, the payment and performance of each and every Obligation in connection with this Agreement and the Loan Documents, the consummation of the transaction contemplated hereby.

         SECTION 3.7 NO DEFAULT. The Borrower is not in breach or default, and will not cause or permit the breach or default, and the execution, delivery and performance of this Agreement and the Loan Documents, the consummation of the transactions contemplated hereby will not result in the breach or default, and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, any breach or default, of any Applicable Law, regulation, judgment decree or order of any Governmental Authority, any breach or default of the Certificate or Articles of Incorporation or By-Laws of the Borrower, or of any indenture, agreement or other instrument to which the Borrower is, or becomes, a party or by which its properties are, or become, bound.

         SECTION 3.8 ACCOUNTING MATTERS. Except for changes required by GAAP or the Securities Laws, the Borrower has maintained, and will maintain, a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied on a fiscal year basis ended December 31 and has not changed for the past three (3) years, and will not change, accounting methods or fiscal years without the prior written consent of Lender, which consent shall not be unreasonably withheld.

         SECTION 3.9 TITLE TO ASSETS. The Borrower has, and will acquire and maintain, good, legal and marketable title in, or a valid leasehold interest in, all of its assets and properties, free and clear of any Liens, except Permitted Liens.

         SECTION 3.10 MAINTENANCE OF ASSETS. The Borrower has maintained, operated and administered, and will maintain, operate and administer, its properties and businesses in the ordinary course of business and in compliance in all material respects with any and all city, county, state or federal ordinances, laws, regulations or codes applicable thereto.

         SECTION 3.11 TAXES. The Borrower has filed, and will file, all United States Federal income tax returns and all other tax returns by their respective due dates, including extensions, and the Borrower has paid, and will pay, all taxes due with respect to the Borrower pursuant to such returns or pursuant to any assessment received by the Borrower, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been set aside by the Borrower on its books. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, and will be and remain, adequate for purposes of GAAP. The Borrower has paid, and will pay all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Loan Documents as the same respectively become due or provisions for such payment have been, or will be, made to the satisfaction of the Lender in its sole discretion.

         SECTION 3.12 ASSESSMENTS AND LIENS. The Borrower has paid, and will pay, all assessments or other governmental charges as the same respectively become due, all taxes, assessments (general or special) and governmental charges of any kind whatsoever that may be at any time lawfully assessed or levied against or with respect to the Borrower or its properties or businesses, and any interest thereon and has discharged and will promptly discharge or cause to be discharged all Liens upon the Borrower or its properties or businesses, except for Permitted Liens. Notwithstanding the previous sentence, but subject in any case to the other requirements hereof and of the Loan Documents, the Borrower shall not be required to pay any tax, charge, assessment or imposition nor to remove any Lien nor to comply with any law, ordinance, rule, order, regulation or requirement so long as the Borrower shall contest, in good faith, the amount or validity thereof, in an appropriate manner or by appropriate proceedings. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of the Borrower to settle any such contest), and in any event the Borrower will save the Lender harmless against all losses, judgments, decrees and costs (including attorneys' fees and expenses in connection therewith) and will, promptly after the final determination of such contest or settlement thereof, pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interests, costs and expenses thereon or in connection therewith.

         SECTION 3.13 GENERAL INSURANCE. The Borrower has obtained, and will obtain and maintain, such comprehensive public liability insurance, workers' compensation insurance, and casualty insurance as may be required by Applicable Law, as may be reasonably required by the Lender (it being understood that its current insurance is acceptable) and shall insure and keep insured all Collateral and other properties with good and responsible insurance companies reasonably satisfactory to the Lender in its sole discretion. Each such insurance company must have a rating of A- or better (Excellent or Superior), and Class XII or better, in A.M. Best's Insurance Reports. All insurance policies shall provide for at least thirty (30) days prior written notice to the Lender of any termination of or proposed cancellation or nonrenewal of such policy and each insurance policy insuring assets pledged to the Lender as Collateral shall name the Lender, as an additional named loss payee, to the extent of the Obligations secured by such assets, or the Lender, as an additional insured, as appropriate, pursuant to certificates in form and substance reasonably satisfactory to the Lender. The Borrower have furnished, and will furnish, to the Lender certificates of insurance meeting the foregoing requirements upon demand therefor.

         SECTION 3.14 LABOR MATTERS. The Borrower has complied, and will comply, with all Applicable Laws and regulations in all material respects relating to the employment of labor, including those related to wages, hours, collective bargaining, discrimination, and the payment of Social Security and similar taxes.

         SECTION 3.15 ERISA. The Borrower and its ERISA Affiliates have complied, and will comply, in all material respects, with all requirements of ERISA and the Code. The Borrower and its ERISA Affiliates have filed, and will file, all annual reports and other disclosures required to be filed pursuant to ERISA or the Code in connection with each Plan.

         SECTION 3.16 VISITS AND INSPECTIONS. The Borrower will, during regular business hours, permit representatives of the Lender to (a) visit and inspect its properties and procedures, including, without limitation any Collateral, (b) inspect and make extracts from and copies of its books and records at the expense of the Borrower, and (c) discuss with its officers and accountants its business, procedures, assets, liabilities, financial positions, results of operations and business prospects; provided, however, that Lender shall use reasonable efforts not to unduly disrupt Borrower's operations.

         SECTION 3.17 SOLVENCY. The Borrower is solvent on the Agreement Date and this Agreement and the Loan Documents and the transactions contemplated herein and therein (a) are not, and will not be, made or incurred with intent to hinder, delay or defraud any Person to whom the Borrower has been, is now, or may hereafter become indebted; (b) do not, and will not, render the Borrower insolvent; (c) do not, and will not, leave the Borrower with an unreasonably small capital with which to engage in its businesses or in any business or transaction in which it intends to engage; and (d) are not, and will not be, entered into with the intent to incur, or with the belief that the Borrower would incur, debts that would be beyond its ability to pay as such debts mature.

         SECTION 3.18 DEPOSITORY ACCOUNTS. The Borrower shall maintain its principal depository relationships with the Lender through depository accounts with the Lender.

         SECTION 3.19 CAPITALIZATION. The authorized capital of the Borrower consists, or will consist, immediately prior to the Closing, of:

                           (a) COMMON STOCK. 20,000,000 shares of common stock,
par value $.01 per share ("Common Stock"), of which 3,209,921 are issued and outstanding. 1,000,000 shares of preferred stock, of which 0 are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The common stock of the Company listed on Schedule 1 of each Pledge Agreement constitutes all of the common stock of the Company presently owned by the respective Guarantor in accordance with the stock transfer records of the Company.

                           (b) OPTIONS/WARRANTS. Except as described in Schedule
3.19 to this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any equity interests or shares of capital stock of the Borrower in favor of either Guarantor is authorized or outstanding, (ii) the Borrower has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to either of the Guarantors, and (iii) the Borrower has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any equity interests or shares of its capital stock or any interest therein from either of the Guarantors.

                  All of the issued and outstanding equity interests or shares of capital stock of the Borrower, as applicable, have been offered, issued and sold by the Borrower in compliance in all material respects with applicable federal and state securities laws.

         SECTION 3.20 AESP SHARES. Borrower represents and warrants that 580,140 of the shares of common stock of AESP which constitute part of the Collateral under the Pledge Agreements owned by each of the Guarantors (the "Pledged Shares") have been registered by AESP under the Act, for sales on the Nasdaq Stock Exchange at prices prevailing at the time of such sales, and for private sales directly by Guarantor, under a "Prospectus" dated May 12, 1998, pursuant to a Registration Statement on Form S-3, No. 333-51429, filed by AESP (the "AESP Registration Statement"). The AESP Registration Statement was declared effective on May 12, 1998 by the Securities and Exchange Commission ("SEC"), no order suspending the AESP Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of Borrower and Guarantor, threatened by the SEC, and the AESP Registration Statement remains effective as of the date hereof. If the AESP Registration Statement continues to be effective at the time of an Event of Default, then, upon such Event of Default, such shares of AESP may be resold in a private sale directly by Guarantor to the Lender and the shares of AESP thereby issued in the Lender's name will be registered (unrestricted) securities under the Act, or such shares of AESP may be sold on the Nasdaq Stock Exchange at prices prevailing at the time of such sales by the Lender's delivery to a broker of the Guarantor's stock certificates, duly endorsed stock powers and a copy of the above-referenced Prospectus dated May 12, 1998 as such Prospectus may be amended from time to time (provided no amendment removes from resale by Guarantor, the AESP Shares which constitute part of the Collateral under each Pledge Agreement). The Pledged Shares may be sold by the Lender under Rule 144 promulgated under the Act without restriction or limitation, and the remaining Shares may be sold under Rule 144 after January 2000, provided: (i) AESP complies with Rule 144(c) promulgated under the Act; (ii) Lender complies with Rule 144 (d), (e), (f),
(g), (h) and (i) promulgated under the Act; and (iii) Lender is not deemed an affiliate of AESP. In conjunction with the foregoing, Borrower represents and warrants that Borrower shall take all reasonable actions within Borrower's control to maintain the effective status of the AESP Registration Statement and to cause AESP to timely file its periodic reports contemplated by Rule 144 (c).

                                    ARTICLE 4

                           INFORMATION REPRESENTATIONS
                                  AND COVENANTS

         The Borrower hereby makes the following representations and warranties as of the date hereof and further makes the following covenants and agreements throughout the term hereof and so long as any Obligation remains outstanding:

         SECTION 4.1 FINANCIAL INFORMATION. The Borrower has delivered audited consolidated Financial Statements for the period ended December 31, 1998 and will deliver within one hundred twenty (120) days after each fiscal year consolidated audited Financial Statements for such fiscal year. Additionally, the Borrower shall deliver to the Lender, within ninety (90) days after the end of each calendar quarter its quarterly 10-Qs. Such Financial Statements furnished to the Lender are, and will be, true and complete copies thereof, do, and will, present fairly in all material respects, in accordance with generally accepted accounting principles consistently applied the consolidated financial position of the Borrower on and as of the dates and for the periods then ended. There are not, and will not be, any material assets or liabilities, contingent or otherwise, of the Borrower other than those disclosed in such Financial Statements or promptly in writing to Lender. There are not, and will not be, any material unrealized or anticipated losses of the Borrower as of the date such financial statements are furnished to the Lender which have not been previously disclosed and identified as such in writing to the Lender.

         SECTION 4.2 PERIODIC BORROWING BASE REPORTS. Within fifteen (15) days of the end of each month (or more frequently if required by the Lender), a report listing Receivables and all Eligible Receivables of the Borrower as of the last Business Day of such month (the "Accounts Receivable Report") which shall include the amount and age of each Receivable, the name and mailing address of each Receivable Debtor and such other information as the Lender may require in order to verify the Eligible Receivables, all in reasonable detail and in form acceptable to the Lender in its absolute discretion, and if requested by the Lender, in its absolute discretion, a report listing all Inventory and all Eligible Inventory of the Borrower as of the last Business Day of such month, the cost thereof, and such other information as the Lender may require relating thereto, all in form acceptable to the Lender (the "Inventory Report").

         SECTION 4.3 LITIGATION; NOTICES. Except as promptly disclosed in writing to Lender, there is no action, suit, proceeding, investigation or inquiry affecting or instituted, pending or threatened against, the Borrower or any property or business of the Borrower. The Borrower shall give to the Lender prompt written notice of the following events as to which the Borrower has received notice or otherwise become aware thereof:

                  (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against or, to the extent known to the Borrower, in any other way relating adversely and directly to the Borrower (Borrower is a party), or any of its properties, assets or businesses (i) in which the recovery sought is in excess of $100,000 unless the claim is covered by insurance from a third party insurer (other than an Affiliate) and such insurer has affirmatively agreed that such claim is covered by such insurance (to the extent the loss exceeds deductible amounts, which deductible amounts shall not exceed $10,000 per occurrence); (ii) which, in the case of proceedings in any court or before any arbitrator, if adversely determined, could have a Materially Adverse Effect;
(iii) which, in the case of proceedings by or before any governmental body which in the reasonable judgment of the Borrower may be determined adversely to the Borrower, and if so determined could have a Materially Adverse Effect, or (iv) which calls into question the validity of this Agreement or any other Loan Document;

                  (b) any occurrence of an event which has a Materially Adverse Effect on the Borrower or the Guarantors;

                  (c) any Event of Default; any default by the Borrower under any material agreement (other than this Agreement) to which the Borrower is party or by which any of its properties is bound, including, without limitation, any default under any agreement to borrow money in a principal amount of $100,000 or more; or the occurrence of any event which could have a Materially Adverse Effect on the Borrower giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and

                  (d) any material decrease in the amounts of insurance coverage maintained by the Borrower from that existing as of the Commitment Date.

         SECTION 4.4 ADDITIONAL INFORMATION. The Borrower shall furnish to the Lender, within twenty (20) Business Days of any request therefor, such additional information as the Lender may reasonably request.

         SECTION 4.5 ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports, prospectuses, notices and other papers and data relating to the Borrower and furnished by or on behalf of the Borrower to the Lender were, and will be, at the time furnished, complete and correct in all material respects. None of such information, reports, prospectuses, notices and other papers and data contains, or will contain, any material misstatement of fact or omits, or will omit, to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                                    ARTICLE 5

                            NEGATIVE REPRESENTATIONS
                                  AND COVENANTS

         The Borrower hereby makes the following representations and warranties as of the date hereof and further makes the following covenants and agreements throughout the term hereof and so long as any Obligation remains outstanding:

         SECTION 5.1 AMENDMENT AND WAIVER. The Borrower has not entered into, and shall not cause or permit, any amendment of, or, agree to or accept or consent to any waiver of any of the provisions of its Articles of Incorporation or By-Laws, not previously disclosed in writing to and approved by, the Lender in its sole discretion.

         SECTION 5.2 SUBSIDIARIES. Except as disclosed in the Financial Statements the Borrower does not have any Subsidiaries. The Borrower shall not create any new Subsidiaries without prior written consent of Lender, which shall not be unreasonably withheld.

         SECTION 5.3 LIQUIDATION, CHANGE IN OWNERSHIP, DISPOSITION OF ASSETS. The Borrower shall not at any time (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; (ii) consolidate with or merge into any other Person or permit any other Person to consolidate or merge into the Borrower; (iii) sell, lease, abandon or transfer a substantial portion of, the Borrower's assets in any one or series of transactions except in the ordinary course of the Borrower's business; or (iv) purchase or otherwise acquire all or substantially all of the property, assets or business operations of, or more than fifty percent (50%) of the outstanding stock, partnership or membership interests or voting power of, any other Person in any one or series of transactions.

         SECTION 5.4 NO ADDITIONAL INDEBTEDNESS. The Borrower are not, and shall not create, incur, assume, cause or permit itself to become, directly or contingently obligated for any Indebtedness for Money Borrowed, except: Two Hundred Fifty Thousand Dollars ($250,000) in other Indebtedness for Borrowed Money.

         SECTION 5.5 NO LIENS. The Borrower is not, and shall not create, incur, assume, cause or permit to itself to become, directly or contingently obligated upon any mortgage, deed of trust, lien, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, change or other encumbrance (including, without limitation, any conditional sale or title retention agreement or finance lease) of any nature upon or with respect to its properties, whether now owned or hereafter acquired other than Permitted Liens. The Borrower has not, and shall not, sign or file any UCC financing statement which names as debtor the Borrower or any security agreement permitting any secured party thereunder to file such financing statement other than filings or agreements related to Permitted Liens or for leased property.

         SECTION 5.6 NO SALE LEASEBACKS. Without the prior written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower has not, and shall not, sell, transfer or otherwise dispose of any of its properties or assets and thereafter directly or indirectly lease back the same or similar property.

         SECTION 5.7 NO GUARANTIES. Except as set forth in Schedule 5.7, the Borrower has not, and shall not, at any time, Loan Guaranty, assume, or be obligated with respect to, or permit to be outstanding any Loan Guaranty of, any obligation of any other Person.

         SECTION 5.8 PROHIBITED TRANSACTIONS. The Borrower has not, and shall not, directly or indirectly, engage in a Prohibited Transaction with a disqualified person within the meaning of Section 4975 of the Code.

         SECTION 5.9 AFFILIATE TRANSACTIONS. The Borrower not, and shall not, at any time engage in any transaction with an Affiliate, or any Person under common control with the Borrower (any such Person being deemed an Affiliate for all purposes of this Section 5.9), nor made, or make, an assignment or other transfer of any of its properties or assets to any such Person, on terms less advantageous to the Borrower than if such transaction had been effected with a non-affiliate. In addition, the Borrower has not made, and shall not at any time make, loans or advances to any Affiliate on terms which are less advantageous to the Borrower than if such transactions had been effected with a non-affiliate of the Borrower which could have a Materially Adverse Effect on the Borrower. Borrower may sell product to its Subsidiaries at cost plus 10% and not be in violation of this section.

         SECTION 5.10 LABOR LIABILITIES. There are not, and the Borrower will not cause or permit, any pending or threatened disputes, labor controversies, strikes or work stoppages with any employees of the Borrower.

         SECTION 5.11 ERISA LIABILITIES. Except as set forth on Schedule 5.12 hereto, the Borrower and its ERISA Affiliates have not maintained and do not maintain. The Borrower does not have, and will not cause or permit the creation or existence of, any Plans which are subject to the minimum funding limitations under Section 412 of the Code. The Borrower is not, and will not become, a participant in and is not, and will not become, obliged to make any payment to a Multiemployer Plan. The Borrower and its ERISA Affiliates do not have, and will not cause or permit, (a) any withdrawal liability in connection with a Multiemployer Plan; (b) any accumulated funding deficiency within the meaning of ERISA; or (c) any liability or any fact or circumstance which could result in any liability to PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which are or may become payable to participants or beneficiaries of any such Plan). No Reportable Event, Prohibited Transaction, or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists, or will be caused or permitted to exist, in connection with any Plan. The Borrower shall notify the Lender as soon as practicable, and in any event within ten days after the Borrower or any ERISA Affiliate knows or has reason to know, of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Plan, or of any act or condition arising in connection with any Plan which Borrower or any ERISA Affiliate believes might constitute grounds for the termination of such Plan by the PBGC or the appointment by the appropriate United States district court of a trustee to administer such Plan.

         SECTION 5.12 MANAGEMENT. Excluding the death of a Guarantor, both of the Guarantors shall remain members of senior management of the Borrower in roles comparable to their existing roles with the Borrower,.

         SECTION 5.13 NO MATERIALLY ADVERSE EFFECT. There has not occurred since the end of the most recent fiscal year of the Borrower, and the Borrower shall not cause or permit to exist or occur, any event, fact or situation which has had or could reasonably be expected to have a Materially Adverse Effect.

         SECTION 5.14 FINANCIAL COVENANTS.

                  (a) DEBT TO TANGIBLE NET WORTH. As of the end of each fiscal year of the Borrower, the Borrower shall have a debt to Tangible Net Worth ratio of not more than 1.7:1. Such ratio shall be tested annually based on the Borrower's year end financial statements.

                  (b) TANGIBLE NET WORTH. Borrower shall at all times maintain a Tangible Net Worth of not less than $5,500,000.

         SECTION 5.15 AESP REGISTRATION STATEMENT. Either (i) the AESP Registration Statement must remain effective during the period during which Advances are outstanding hereunder, or (ii) the following must be applicable: the Pledged Shares may be sold by the Lender after an Event of Default under and pursuant to the Loan Agreement, on the Nasdaq Stock Exchange under Rule 144 promulgated under the Act, without restriction, except AESP's meeting the requirements of Rule 144(c) promulgated under the Act, at prices prevailing at the time of such sales by the Lender's delivery to a broker of the Guarantor's stock certificates, duly endorsed stock powers and a copy of the AESP Prospectus (and Borrower shall deliver a current opinion letter from Borrower's counsel confirming the foregoing, which opinion shall be in form and substance and from counsel reasonably acceptable to the Lender).

                                    ARTICLE 6

                                     DEFAULT

         SECTION 6.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) Any representation or warranty made or deemed to have been made under this Agreement or any Loan Document shall prove to have been incorrect or misleading in any Material respect when made or deemed to have been made;

                  (b) The Borrower (i) shall fail to pay interest, fees or other amounts (other than principal, and with respect to fees and other amounts, such fees and other amounts have been invoiced to Borrower) due within five (5) Business Days of when due and payable hereunder, under the Note or under any other Loan Document, or (ii) shall fail to pay any payment of principal when due and payable hereunder, under the Note, or under any other Loan Document;

                  (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 5 hereof;

                  (d) The Borrower shall default in the performance or observance of any agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 6.1, and such default shall not be cured to the Lender's sole satisfaction within a period of thirty (30) days from the occurrence of such default;

                  (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of, or a default under any of, the Loan Documents (other than this Agreement or as otherwise provided in this Section 6.1), which shall not be cured to the Lender's sole satisfaction within the applicable cure period, if any, provided for in such Loan Document;

                  (f) There shall be entered a decree or order for relief in respect of the Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law of the United States of America or any other jurisdiction, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Borrower or an involuntary petition shall be filed against the Borrower and a temporary stay entered, and in any such case (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

                  (g) The Borrower shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law of the United States of America or any other jurisdiction, or the Borrower shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or of any substantial part of their respective properties, or the Borrower shall fail generally to pay its respective debts as they become due, or shall make a general assignment for the benefit of creditors, or the Borrower shall take any action in furtherance of any such action;

                  (h) One or more final judgments shall be entered by any court or courts against the Borrower for the payment of money which exceed $100,000 in the aggregate which are not fully covered by insurance or by reserves shown on the Borrower's financial statements which have been delivered to the Lender in accordance with this Agreement and which are not bonded or satisfied within twenty (20) business days after entry of such judgment or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower which, together with all other such property subject to other such process, exceeds in value $100,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

                  (i) Any event shall occur which is reasonably likely to have a Materially Adverse Effect on the Borrower or the Guarantors or with respect to the death of a Guarantor, three (3) months after the death of such Guarantor;

                  (j) There shall occur any default under any indenture, agreement or instrument evidencing or securing Indebtedness of the Borrower in any amount with Lender, or in an aggregate principal amount of $100,000 or more with any other person or entity, or under any other agreement with is Material to the business, assets, liabilities, financial condition, results of operation or business prospects of such Person, which default shall not be cured within any applicable cure period for such default set forth thereunder;

                  (k) All or any portion of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by the Borrower or by any governmental authority having jurisdiction over the Borrower seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document; and

                  (l) The Borrower shall conceal, remove, or permit to be concealed or removed, any of their respective assets, with intent to hinder, delay or defraud their respective creditors, or make or allow a transfer of any of their respective assets which may be fraudulent under any bankruptcy, fraudulent conveyance, fraudulent transfer or similar law, or makes any transfer of assets outside the ordinary course of business to or for the benefit of a creditor at a time when other creditors similarly situated, have not been paid, or allows, while insolvent, any creditor to obtain a Lien on any of their respective assets through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof.

                  SECTION 6.2 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

                  (a) All principal and interest on the Loans and the Line of Credit Note and all other amounts owed under this Agreement or the Line of Credit Note shall thereupon and concurrently therewith become due and payable, and the Commitment shall forthwith terminate, all without any action by the Lender, or the holders of the Line of Credit Note, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Line of Credit Note to the contrary notwithstanding.

                  (b) The Lender may exercise all of the post-default rights granted to it under the Loan Documents or under Applicable Law.

                  (c) The rights and remedies of the Lender hereunder shall be cumulative and not exclusive.

                                    ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.1 NOTICES.

                  (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next business day delivery. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                           (i)      If to the Borrower, to it at:

                                    Advanced Electronic Support Products, Inc.
                                    1810 N.E. 144th Street
                                    North Miami, FL 33181
                                    Attn:  Slav Stein

                                    with a copy to:

                                    Akerman, Senterfitt & Eidson
                                    1 S.E. Third Avenue
                                    Miami, FL 33131
                                    Attn:  Philip Schwartz, Esq.

                           (ii)     If to the Lender, to it at:

                                    Commercebank, N.A.
                                    220 Alhambra Circle
                                    Coral Gables, FL 33134
                                    Attn:  David F. Sauers, Vice President

                                    with a copy to:

                                    Tripp Scott, P.A.
                                    110 S.E. 6th Street, 15th Floor
                                    Fort Lauderdale, FL 33301
                                    Attn:  Gregory A. McLaughlin, Esq.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 7 hereof. Failure to provide copies of notices given hereunder to parties which are not parties to this Agreement shall not effect the validity of a notice which is otherwise properly given.

                  (b) Any party hereto may change the address to which notices shall be directed under this Section 8.1 by giving ten (10) days written notice of such change to the other parties.

         SECTION 7.2 EXPENSES. The Borrower agrees promptly to pay:

                  (a) all reasonable out-of-pocket expenses of the Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby, which in each case shall include reasonable out-of-pocket expenses and fees of outside counsel to, and experts, agents and consultants of, the Lender, including, without limitation, all such costs, expenses and fees on trial, on appeal or in bankruptcy or other proceedings.

                  (b) all reasonable out-of-pocket costs and expenses of the Lender directly relating to the administration of the transactions contemplated in this Agreement or the Loan Documents, including any assignments of the Loans, the consideration, preparation, negotiation, execution and delivery of any proposed waiver, amendment or consent by the Lender relating to this Agreement or the other Loan Documents, all actions and activities relating to the Collateral, the creation, perfection or protection of any Liens, and the protection, collection, enforcement and obtaining performance of this Agreement and the and the Loan Documents, which in each case shall include reasonable out-of-pocket expenses and fees of outside counsel to, and experts, agents and consultants of, the Lender, including, without limitation, all such costs, expenses and fees on trial, on appeal or in bankruptcy or other proceedings.

                  (c) all reasonable out-of-pocket costs and expenses in connection with any Event Default, any enforcement of this Agreement or the Loan Documents, any restructuring, refinancing or "work out" of the transactions contemplated by this Agreement or the Loan Documents or any insolvency proceeding, and of obtaining performance under this Agreement or the Loan Documents, and all out-of-pocket costs and expenses of collection if any default is made in the payment of the Line of Credit Note, including, without limitation, all out-of-pocket expenses in connection with sale or disposition of any collateral for the Obligations, which in each case shall include out-of-pocket expenses and fees of outside counsel, and experts, agents and consultants of, the Lender, including, without limitation, all such costs, expenses and fees on trial, on appeal or in bankruptcy or other proceedings.

                  (d) all transfer, stamp, documentary, excise, property, registration, recordation and other similar taxes, assessments and charges levied by or payable to any Governmental Authority in respect of this Agreement, any Loan Document, any collateral for any obligations or any document referred to in this Agreement or any other Loan Document.

         SECTION 7.3 ASSIGNMENT.

                  (a) BY THE BORROWER. The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Line of Credit Note or under any Loan Document without the prior written consent of the Lender in its sole discretion.

                  (b) BY THE LENDER. The Lender may, at any time, issue participations in and/or sell, assign, transfer or otherwise dispose of, its rights and obligations under this Agreement, the Line of Credit Note and the Loan Documents to another financial institution. The Borrower agree to reasonably assist Lender in Lender's efforts to assign or issue participations in this transaction if requested by the Lender.

         SECTION 7.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         SECTION 7.5 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the Line of Credit Note shall be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to its conflict of law principles. The Borrower hereby irrevocably consents to personal jurisdiction and venue in the trial courts of Miami-Dade County, Florida or the United States District Court for the Southern District of Florida over any suit, action or proceeding arising out of or relating to this Agreement, the Line of Credit Note or any Loan Document, or arising out of the Obligations, and the Borrower hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such courts. The Borrower hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process in care of the Borrower at the Borrower's address set forth in Section 7.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agree that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

         SECTION 7.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7.7 HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the construction or interpretation of any provision hereof.

         SECTION 7.8 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement, together with each of the Loan Documents, embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof. The Borrower represents and warrants to the Lender that it has read the provisions of this Section and discussed the provisions of this Section and the rest of this Agreement and the Loan Documents with counsel for the Borrower, and the Borrower acknowledges and agrees that the Lender is expressly relying upon such representations and warranties of the Borrower (as well as the other representations and warranties of the Borrower set forth in this Agreement and the Loan Documents) in entering into this Agreement and the Loan Documents.

         SECTION 7.9 AMENDMENT AND WAIVER. Neither this Agreement nor any Loan Documents, nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by the Lender and, in the case of an amendment, by the Borrower.

         SECTION 7.10 INDEMNITY. The Borrower shall indemnify and hold harmless the Lender and its agents, employees, representatives, officers and directors from and against any and all claims, liabilities, losses, damages, penalties, actions, demands, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), and disbursements of any kind or nature which may be imposed on, incurred by or asserted against any such Person by any party (a) resulting from any breach by the Borrower of any representation or warranty made hereunder, (b) arising out of (i) the Loans, the making or administration of the Loans, or in any way relating to or arising out of this Agreement, the Loan Documents or any other document contemplated by this Agreement, or (ii) allegations of any participation by the Lender in the affairs of the Borrower or allegations that the Lender has any joint liability of the Borrower for any reason whatsoever, (c) arising out of the existence or administration of any collateral for the Obligations or Liens therein, (d) arising out of the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale, return or other disposition of all or any part or any interest in the Collateral or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any
Lien) thereon, including, without limitation: (1) claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the collateral, (4) the making of any modifications in violation of any standards imposed by any insurance policies required to be maintained by the Borrower pursuant to this Agreement or any Loan Document which are in effect at any time with respect to the collateral or any part thereof, and (5) any claim for patent, trademark or copyright infringement; except, in any case referred to above, for any portion of such claim, liability, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such indemnified Person's gross negligence or willful misconduct determined in such case by a non-appealable judicial order. Notwithstanding any other provision of this Section 7.10, in no event shall Borrower be liable for incidental, consequential or special damages. The provisions of this Section 7.10 shall survive the termination of this Agreement.

         SECTION 7.11 OTHER RELATIONSHIPS. No relationship created under this Agreement or under any Loan Document shall in any way affect the ability of the Lender to enter into or maintain business relationships with the Borrower and its Affiliates beyond the relationships expressly contemplated by this Agreement and the Loan Documents.

         SECTION 7.12 REPRODUCTION OF DOCUMENTS. This Agreement, all Loan Documents and all documents or instruments referred to herein or therein or delivered pursuant thereto, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by the Lender in connection with the making, purchasing or maintaining of the Loans and (c) financial statements, certificates and other information previously or subsequently furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic, photographic or other similar process, and the Lender may destroy any original documents so reproduced. With respect to the documentation required to be delivered by the Borrower pursuant to this Agreement or any Loan Document, the Borrower shall be entitled to furnish manually signed originals of any such documents to the Lender. The Borrower agrees and stipulates that any such reproduction shall, to the extent permitted by Applicable Law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made by the Lender in the regular course of business) and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

         SECTION 7.13 INTERPRETATION. Should any provision of this Agreement or a Loan Document require a judicial interpretation, it is agreed that the judicial body interpreting or construing this Agreement or such Loan Document shall not apply the assumption that the terms of this Agreement or such Loan Document shall be made more strictly construed against one party by reason of the rule of legal construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement. The Lender and the Borrower acknowledge and agree that they and their attorneys and agents have each participated equally in the negotiation and preparation of this Agreement and the Loan Documents.

         SECTION 7.14 SURVIVAL. All representations and warranties made under this Agreement or any Loan Document and all statements, certifications and other information provided in or pursuant to this Agreement or any Loan Document shall be deemed to be made, and shall be true and correct in all material respects, at and as of each of the delivery of each Performance Certificate, except to the extent previously fulfilled in accordance with the terms hereof and except to the extent that by their respective terms such representations and warranties relate solely to a prior date. All representations and warranties made under this Agreement shall survive expiration or termination of this Agreement and any Loan Document, and shall not be waived by, the execution hereof by the Lender, any investigation or inquiry by the Lender, or the making or repayment of any Loan or Advance under this Agreement.

         SECTION 7.15 TIME OF THE ESSENCE. Time is of the essence as to the Loan Documents.

         SECTION 7.16 SET OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation on any such rights, upon the occurrence of a Default and during the continuation thereof, Lender is hereby authorized by the Borrower at any time from time to time, without notice to the Borrower or any other person, any such notice being expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender to or for the credit of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender.

                                    ARTICLE 8

                              WAIVER OF JURY TRIAL

         SECTION 8.1 WAIVER OF JURY TRIAL. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, PROCEEDINGS, OR COUNTERCLAIMS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OF THE LOAN DOCUMENTS. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVES OR AGENTS OF THE LENDER NOR THE BORROWER OR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSED OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF SUCH LITIGATION SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS TRANSACTION BY, INTER ALIA, THE PROVISIONS OF THIS SECTION. THE BORROWER AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION BY WHICH A JURY TRIAL CANNOT BE WAIVED.

         IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

"LENDER"                                        "BORROWER"

COMMERCEBANK, N.A.                              ADVANCED ELECTRONIC SUPPORT
                                                PRODUCTS, INC.

By: /s/ David F. Sauers                         By: /s/ Slav Stein
    ---------------------------                     ----------------------
Name:    David F. Sauers                        Name:    Slav Stein
Title:   Vice President                         Title:   President